Exhibit 10.200

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of September 29, 2008, among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the “Borrower”), various financial institutions as are party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement (immediately prior to the effectiveness of this Second Amendment).

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders, the Administrative Agent and The Bank of Nova Scotia, as syndication agent, are parties to that certain Credit Agreement, dated as of June 15, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of July 9, 2008 (as so amended, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to make certain modifications to the Credit Agreement as set forth herein;

NOW, THEREFORE, it is agreed:

I. Amendments to Credit Agreement

1.        Section 1.1 of the Credit Agreement is hereby amended by replacing the existing definition of “Leverage Ratio” contained therein with the following new definition:

“Leverage Ratio” means, at any time, the ratio of:

(a)	Corporate Debt at such time;

to

(b)     Corporate EBITDA for the four consecutive Fiscal Quarters ending on the last day of the Fiscal Quarter most recently completed prior to or at such time; provided, however, that, for purposes of determining Corporate EBITDA solely for purposes of determining compliance with Section 8.2.4 at any time during the period from and including September 30, 2008 to and including November 30, 2008 (and not for any other purpose), the “Fiscal Quarter most recently completed prior to or at such time” shall be deemed to be the Fiscal Quarter ending on June 30, 2008 (notwithstanding that a more recent Fiscal Quarter may in fact have been completed and without regard to any financial or other information then available with respect to such more recent Fiscal Quarter).

2.         Notwithstanding anything to the contrary contained in the Credit Agreement, for the period from and including September 22, 2008 through and including November 30, 2008 (the “Amendment Period”), neither the Borrower nor any of its Subsidiaries may (i) make any Investments pursuant to Section 8.2.5(c) of the Credit Agreement in connection with entering into any Permitted Business Acquisition or pursuant to Section 8.2.5(k) of the Credit Agreement (other than, in the case of clause (k), such Investments in the ordinary course of business and otherwise within the parameters set forth in such clause (k)), (ii) make any Distributions pursuant to (x) subclause (iv) of the proviso to Section 8.2.6(a) of the Credit Agreement or (y) Section 8.2.6(b) of the Credit Agreement, (iii) make any Capital Expenditures pursuant to Section 8.2.7(c) of the Credit Agreement or (iv) enter into any Permitted Business Acquisitions or Excepted Acquisitions pursuant to Section 8.2.9(b) of the Credit Agreement (it being understood that all such activities may be made after the Amendment Period to the extent otherwise permitted by the Credit Agreement at such time).

3.         Notwithstanding anything to the contrary contained in the Credit Agreement, during the Amendment Period, the Borrower will not be permitted to incur any additional Loans or have any additional Enhancement Letters of Credit issued (it being understood that such Credit Extensions may resume after the Amendment Period to the extent otherwise permitted by the Credit Agreement at such time).

4.         Notwithstanding anything to the contrary contained in the Credit Agreement, during the Amendment Period (and only during the Amendment Period), the Borrower shall maintain at least $60,000,000 in the aggregate of Unrestricted Cash and Cash Equivalent Investments in one or more separate deposit and/or securities accounts at Bank of Oklahoma, N.A. (collectively, the “Amendment Period Account”); provided that any or all amounts maintained in the Amendment Period Account may be disbursed at any time or from time to time during the Amendment Period for the prepayment of outstanding Loans and/or the payment of unpaid Reimbursement Obligations. The Borrower shall provide prompt written notice to the Agent of any disbursement from the Amendment Period Account during the Amendment Period that results in a reduction of the aggregate amount maintained therein to an amount that is less than $60,000,000 (or such lesser minimum amount then required to be maintained therein as a result of any prior disbursement permitted under the proviso to the preceding sentence).

II. Miscellaneous Provisions.

1.         In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants that:

(a)       no Default or Event of Default exists on the Second Amendment Effective Date (as defined below), immediately before and after giving effect to this Second Amendment; and

(b)       all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date immediately before and after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2.         This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document (it being understood that any Compliance Certificate or other certificate or document delivered pursuant to the Credit Agreement shall reflect the Leverage Ratio calculation solely for the purposes of Section 8.2.4 of the Credit Agreement as modified pursuant to this Second Amendment).

3.         This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.         THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.         This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when:

(i)        the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to:

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Attention: Michael Kennedy

Fax: (212) 354-8113

Email: mkennedy@whitecase.com;

(ii)       the Borrower and all required lenders and other signatories thereto necessary for the effectiveness thereof shall have executed and delivered an amendment, replacing in each case the definition of “Leverage Ratio” contained therein with the definition of “Leverage Ratio” set forth in this Second Amendment, to each of:

(A)      that certain Second Amended and Restated Revolving Credit Agreement, dated as of September 28, 2007, among DTG Operations, Inc., an Oklahoma corporation, Dollar Thrifty Automotive Group, Inc., a Delaware corporation, the Lenders (as defined therein) and Bank of Oklahoma, N.A., as administrative agent; and

(B)      that certain Second Amended and Restated Financing Agreement – Daily Rental, dated as of September 14, 2007, between DTG Operations, Inc., an Oklahoma corporation and DaimlerChrysler Financial Services Americas LLC;

and each such amendment shall be, or shall become simultaneously with the effectiveness of this Second Amendment, in full force and effect;

and

(iii)      the Administrative Agent shall have received the wire transfer of immediately available funds, for the ratable account of each Lender signatory hereto, a fee equal to 0.15% of the sum of (A) the aggregate outstanding principal amount of Term Loans plus (B) the aggregate amount of Revolving Loan Commitments of the Lenders, in each case as of the Second Amendment Effective Date and who have consented to this Second Amendment on or prior to the Second Amendment Effective Date;

provided, however, that in the event any of the foregoing conditions to effectiveness set forth in this Section 5 shall not have been met prior to October 1, 2008, it is understood and agreed that this Second Amendment shall be of no force and effect whatsoever, and no party hereto shall have any right or obligation with respect to any other party whatsoever with respect to any agreement set forth herein (all such rights and obligations being governed exclusively by the Credit Agreement as in effect without regard to this Second Amendment).

6.         From and after the Second Amendment Effective Date, all references in the Credit Agreement and in each of the other Loan Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified hereby on the Second Amendment Effective Date, pursuant to the terms of this Second Amendment.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officer or officers to execute and deliver this Second Amendment as of the date first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

_______________________

By:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent and a Lender

_______________________

By:

Title:

_______________________

By:

Title:

- Signature Page to Second Amendment -

SIGNATURE PAGE TO THE  SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Institution

By: __________________________
Name:
Title:

- Signature Page to Second Amendment -